Exhibit 99.1

Chimera Investment Corporation Reports Improving Market Conditions Lift Book Value and Enable Secondary Capital Markets Activity; 3rd Quarter 2009 Core EPS of $0.13

NEW YORK--(BUSINESS WIRE)--November 2, 2009--Chimera Investment Corporation (NYSE: CIM) today reported Core Earnings for the quarter ended September 30, 2009, of $85.9 million or $0.13 per average share as compared to Core Earnings for the quarter ended September 30, 2008, of $6.3 million or $0.16 per average share and Core Earnings for the quarter ended June 30, 2009, of $48.9 million or $0.10 per average share. “Core Earnings” represents a non-GAAP measure that approximates distributable income, and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, gains or losses on sales of securities and terminations of interest rate swaps and unrealized gains or losses on interest rate swaps. The Company reported GAAP net income of $158.0 million or $0.24 per average share for the quarter ended September 30, 2009, as compared to GAAP net loss of $107.6 million or $2.76 per average share for the quarter ended September 30, 2008, and GAAP net income of $51.6 million or $0.10 per average share for the quarter ended June 30, 2009.

On July 30, 2009, the Company transferred $1.5 billion in principal value of its residential mortgage-backed securities (“RMBS”) to the JPMRT 2009-7 Trust in a re-securitization transaction. In this transaction, the Company sold $166.3 million of AAA-rated fixed and floating rate bonds to third party investors and realized a gain on the sale of approximately $7.3 million. The Company retained $690.6 million of AAA-rated bonds, $665.5 million in subordinated bonds and the owner trust certificate. The subordinated bonds and the owner trust certificate provide credit support to the AAA-rated bonds. The bonds issued by the trust are collateralized by RMBS that have been transferred to the JPMRT 2009-7 Trust. Subsequent to the closing date of this re-securitization and prior to September 30, 2009, the Company sold an additional $589.7 million of the AAA-rated bonds and realized a gain on the sale of approximately $59.4 million.

On September 30, 2009, the Company transferred $1.7 billion in principal value of its RMBS to the CMSC 2009-12R Trust in a re-securitization transaction. In this transaction, the Company sold $260.6 million of AAA-rated fixed and floating rate bonds to third party investors and realized a gain on sale of approximately $5.2 million. The Company retained $655.0 million of AAA-rated bonds, $815.1 million in subordinated bonds and the owner trust certificate. The subordinated bonds and the owner trust certificate provide credit support to the AAA-rated bonds. The bonds issued by the trust are collateralized by RMBS that have been transferred to the CSMC 2009-12R Trust.

During the quarter ended September 30, 2009, the Company sold RMBS with a carrying value of $32.1 million for realized gains of $2.4 million. During the quarter ended September 30, 2008, the Company sold RMBS with a carrying value of $432.6 million for realized losses of approximately $113.1 million and terminated interest rate swaps with a notional value of $983.4 million, for realized losses of approximately $10.5 million. During the quarter ended June 30, 2009, the Company sold RMBS with a carrying value of $84.6 million for realized gains of $9.3 million.

The Company declared common stock dividends of $0.12, $0.16, and $0.08 per share for the quarters ended September 30, 2009, September 30, 2008, and June 30, 2009, respectively. The annualized dividend yield on the Company’s common stock for the third quarter, based on the September 30, 2009, closing price of $3.82 was 12.57%. On a Core Earnings basis, the Company provided an annualized return on average equity of 16.60%, 7.97%, and 16.45% for the quarters ended September 30, 2009, September 30, 2008, and June 30, 2009, respectively. On a GAAP basis, the Company provided an annualized return on average equity of 30.55%, (136.88%) and 17.36%, for the quarters ended September 30, 2009, September 30, 2008, and June 30, 2009, respectively.

Matthew J. Lambiase, Chief Executive Officer and President of the Company, commented on the quarter. “I’m pleased with our results for the third quarter. The residential mortgage market improved, and Chimera was positioned to perform. After fully investing the proceeds of our capital raises earlier in the year, our team executed two re-securitizations that should enhance our return potential going forward. We continue to monitor evolving market conditions and prepare for a wide range of possible outcomes.”

For the quarter ended September 30, 2009, the annualized yield on average earning assets was 7.71% and the annualized cost of funds on the average borrowed funds balance was 1.67% for an interest rate spread of 6.04%. This is a 533 basis point increase over the annualized interest rate spread for the quarter ended September 30, 2008, and a 161 basis point increase over the interest rate spread for the quarter ended June 30, 2009. Leverage was 0.9:1, 4.6:1, and 1.0:1 at September 30, 2009, September 30, 2008, and June 30, 2009, respectively.

Residential mortgage-backed securities comprised approximately 91.8%, 60.4%, 90.0% of the Company’s investment portfolio at September 30, 2009, September 30, 2008, and June 30, 2009, respectively. The balance of the portfolio was comprised of mortgage loans held for investment and loans collateralizing secured debt.

The following table summarizes portfolio information for the Company:

	For the Quarter Ended September 30, 2009	For the Quarter Ended September 30, 2008	For the Quarter Ended June 30, 2009
	(dollars in thousands)

Interest earning assets at period-end	$4,318,683	$1,357,392	$4,166,731
Interest bearing liabilities at period-end	$2,011,658	$1,120,345	$1,943,413
Leverage at period-end	0.9:1	4.6:1	1.0:1

Portfolio Composition:
Non-Agency MBS	63.0%	60.4%	55.5%
Agency MBS	28.8%	-	34.5%
Secured loans	8.2%	39.6%	10.0%
Fixed-rate percentage of portfolio	59.0%	18.4%	59.7%
Adjustable-rate percentage of portfolio	41.0%	81.6%	40.3%
Annualized yield on average earning assets during the period	7.71%	5.35%	6.83%
Annualized cost of funds on average borrowed funds during the period	1.67%	4.64%	2.40%

The following table summarizes characteristics for each asset class:

	Non-Agency Mortgage-Backed Securities	Agency Mortgage-Backed Securities	Secured Loans

Weighted average cost basis	$54.37	$103.51	$101.01
Weighted average fair value	$52.40	$104.76	$101.01
Weighted average coupon	5.39%	5.51%	6.11%
Fixed-rate % of portfolio	26.70%	28.80%	3.50%
Adjustable-rate % of portfolio	35.40%	-	4.70%

The Company’s portfolio is comprised of residential mortgage-backed securities and securitized whole residential mortgage loans. During the quarter ended September 30, 2009, the Company recorded a loan loss provision in general and administrative expenses of $47 thousand as compared to a reduction to its loan loss provision of $563 thousand for the quarter ended September 30, 2008 and an increase in loan loss provision of $1.1 million for the quarter ended June 30, 2009. As of September 30, 2009, the Company’s 60-day plus delinquent loans totaled 0.60% of its $498.9 million portfolio of securitized loans. There were no loans in the 60-day plus delinquent loan category at September 30, 2008. As of June 30, 2009, the Company’s 60-day plus delinquent loan category totaled 1.05% of its $530.6 million portfolio of securitized loans. As of September 30, 2009, loans in foreclosure totaled 1.37% of its $498.9 million portfolio of securitized loans as compared to no loans in foreclosure at September 30, 2008. As of June 30, 2009, loans in foreclosure totaled 0.49% of its $530.6 million portfolio of securitized loans.

The Constant Prepayment Rate on the Company’s portfolio was 17%, 9%, and 19% during the quarters ended September 30, 2009, September 30, 2008, and June 30, 2009, respectively. The weighted average cost basis of the portfolio was 72.2, 100.1, and 82.8 as of September 30, 2009, September 30, 2008, and June 30, 2009, respectively. The net accretion of discounts was $23.7 million, $908 thousand, and $13.6 million for the quarters ended September 30, 2009, September 30, 2008, and June 30, 2009, respectively. The total net discount remaining was $1.7 billion, $1.5 million and $913.5 million at September 30, 2009, September 30, 2008, and June 30, 2009, respectively.

General and administrative expenses, including the management fee, as a percentage of average interest earning assets were 0.72%, 0.44%, and 0.83% for the quarters ended September 30, 2009, September 30, 2008, and June 30, 2009, respectively. At September 30, 2009, September 30, 2008, and June 30, 2009, the Company had a common stock book value per share of $3.27, $6.18, and $2.90, respectively.

The Company is a specialty finance company that invests in residential mortgage-backed securities, residential mortgage loans, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), is externally managed by Fixed Income Discount Advisory Company and currently has 670,323,926 shares of common stock outstanding.

The Company will hold the third quarter 2009 earnings conference call on Tuesday, November 3, 2009, at 10:00 a.m. EST. The number to call is 866-770-7125 for domestic calls and 617-213-8066 for international calls and the pass code is 83651025. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 56733885. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.chimerareit.com. If you would like to be added to the e-mail distribution list, please visit www.chimerareit.com, click on Investor Relations, then E-Mail Alert, enter your e-mail address where indicated and click the Submit button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and investment strategy; our projected financial and operating results; our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements; general volatility of the securities markets in which we invest; the implementation, timing and impact of, and changes to, various government programs, including the Treasury’s plan to buy U.S. government agency RMBS, the Term Asset-Backed Securities Loan Facility and the Public-Private Investment Program; our expected investments; changes in the value of our investments; interest rate mismatches between our investments and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate investments; rates of default or decreased recovery rates on our investments; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of investment opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CHIMERA INVESTMENT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (dollars in thousands, except share and per share data)

	September 30,	June 30,	March 31,		September 30,
	2009	2009	2009	December 31,	2008
	(unaudited)	(unaudited)	(unaudited)	2008 (1)	(unaudited)

ASSETS

Cash and cash equivalents	$21,023	$13,121	$12,200	$27,480	$6,167
Non-Agency Mortgage-Backed Securities, at fair value	1,996,460	1,746,543	720,936	613,105	759,378
Agency Mortgage-Backed Securities, at fair value	1,823,308	1,889,550	364,856	242,362	-
Securitized loans held for investment, net of allowance for loan losses of $3.0 million, $3.0 million, $1.9 million, $1.6 million, $681 thousand, respectively	498,915	530,638	565,895	583,346	598,014
Accrued interest receivable	29,444	27,055	11,212	9,951	8,212
Other assets	330	798	949	1,257	456

Total assets	$4,369,480	$4,207,705	$1,676,048	$1,477,501	$1,372,227

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$1,444,243	$1,377,148	$107,446	$-	$-
Repurchase agreements with affiliates	153,076	123,483	452,480	562,119	619,657
Securitized debt	414,339	442,782	473,168	488,743	500,688
Payable for investments purchased	73,460	270,735	193,973	-	-
Accrued interest payable	3,199	2,801	2,468	2,465	2,579
Dividends payable	80,311	37,705	10,566	7,040	6,048
Accounts payable and other liabilities	752	487	538	387	632
Investment management fee payable to affiliate	9,071	5,955	2,583	2,292	1,681

Total liabilities	2,178,451	2,261,096	1,243,222	1,063,046	1,131,285

Stockholders’ Equity:
Common stock: par value $0.01 per share; 1,000,000,000 authorized, 670,324,854, 670,325,786, 177,196,945, 177,198,212, and 38,992,893, outstanding, respectively	6,693	6,692	1,761	1,760	378
Additional paid-in capital	2,290,328	2,290,308	832,070	831,966	533,220
Accumulated other comprehensive loss	(53,322)	(220,029)	(256,705)	(266,668)	(138,307)
Accumulated deficit	(52,670)	(130,362)	(144,300)	(152,603)	(154,349)

Total stockholders’ equity	2,191,029	1,946,609	432,826	414,455	240,942

Total liabilities and stockholders’ equity	$4,369,480	$4,207,705	$1,676,048	$1,477,501	$1,372,227

(1) Derived from the audited consolidated financial statements at December 31, 2008.

CHIMERA INVESTMENT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except share and per share data) (unaudited)

	For the Quarter Ended	For the Quarter Ended	For the Quarter Ended	For the Quarter Ended	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008	2008

Net interest income:
Interest income	$104,690	$65,077	$28,007	$23,656	$23,458
Interest expense	9,197	8,313	9,042	10,954	15,543
Net interest income	95,493	56,764	18,965	12,702	7,915

Other-than-temporary impairments:
Total other-than-temporary credit impairment losses	(6,209)	(8,575)	-	-	-
Non-credit portion of loss recognized in other comprehensive income	4,024	2,080	-	-	-
Net other-than-temporary impairment losses	(2,185)	(6,495)	-	-	-

Other gains (losses):
Unrealized gains on interest rate swaps	-	-	-	-	10,065
Realized gains (losses) on sales of investments, net	74,508	9,321	3,627	-	(113,130)
Realized losses on principal write-downs	(61)	-	-	-	-
Realized losses on terminations of interest rate swaps	-	-	-	-	(10,460)
Total other gains (losses)	74,447	9,321	3,627	-	(113,525)

Net investment income (expense)	167,755	59,590	22,592	12,702	(105,610)

Other expenses:
Management fee	8,649	5,955	2,583	2,292	1,681
Provision for loan losses	47	1,130	234	940	(563)
General and administrative expenses	1,057	861	905	686	816
Total other expenses	9,753	7,946	3,722	3,918	1,934

Income (loss) before income taxes	158,002	51,644	18,870	8,784	(107,544)
Income taxes	-	-	1	(3)	12
Net income (loss)	$158,002	$51,644	$18,869	$8,787	($ 107,556)

Net income (loss) per share – basic and diluted	$0.24	$0.10	$0.11	$0.07	($ 2.76)

Weighted average number of shares outstanding – basic and diluted	670,324,864	503,110,132	177,196,959	135,115,190	38,992,893

Comprehensive income (loss):
Net income (loss)	$158,002	$51,644	$18,869	$8,787	($ 107,556)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities	238,969	39,501	13,590	(128,361)	(146,456)
Reclassification adjustment for net losses included in net income for other-than -temporary impairments	2,185	6,495	-	-	-
Reclassification adjustment for realized (gains) losses included in net income	(74,447)	(9,321)	(3,627)	-	113,130
Other comprehensive income (loss)	166,707	36,675	9,963	(128,361)	(33,326)
Comprehensive income (loss )	$324,709	$88,319	$28,832	($ 119,574)	($ 140,882)

CONTACT:
Chimera Investment Corporation
Investor Relations
1-866-315-9930
www.chimerareit.com